UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2013

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The Company’s subsidiary, Iridium Government Services LLC, and the U.S. Department of Defense’s Defense Information Systems Agency, or DISA, are parties to an Enhanced Mobile Satellite Services, or EMSS, contract and a Gateway Maintenance and Support Services, or GMSS, contract for the provision of Iridium airtime and support services, respectively, to the Department of Defense, each with terms that were annually renewable through March 31, 2013. Pursuant to federal acquisition regulations, DISA exercised its right to extend the EMSS and GMSS contracts for an additional six months, through September 30, 2013. On September 30, 2013, the Company, through its subsidiary, Iridium Satellite LLC, entered into a new agreement to replace the GMSS contract, and, based upon recent discussions with the Department of Defense, the Company believes that Iridium Satellite and DISA have reached agreement on principal terms and will conclude a new agreement to replace the EMSS contract by October 21, 2013. In order to continue providing services to the Department of Defense through October 21, 2013, Iridium Government Services entered into a modification of the current EMSS to continue providing services under the existing terms until such date.

The information contained herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be incorporated by reference in any filing under the Securities Act of 1933 or under the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date:	October 1, 2013	By:	/s/ Thomas J. Fitzpatrick
			Name:	Thomas J. Fitzpatrick
			Title:	Chief Financial Officer